UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 27, 2007

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) On September 27, 2007, Mr. Gary Costley was elected to the Board of Directors of Covance Inc. Mr. Costley will serve on the Audit and Finance Committee and the Corporate Governance Committee of the Board of Directors.  Mr. Costley was granted 704 hypothetical units under the Restricted Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc.  These units will vest on May 20, 2010.  Mr. Costley was also granted 2,200 options under the 1998 Non-Employee Director Stock Option Plan.  These options will vest ratably over a three year period and be exercisable at $77.72 per share.

(b) On September 27, 2007, the Board of Directors adopted the Management Deferral Plan.  The Management Deferral Plan permits designated employees to defer portions of their salary and bonus subject to limits specified in the plan.  The Management Deferral Plan also provides for a Company match on contributions up to limits specified in the plan.  Employees who participate in the Supplemental Executive Retirement Plan (including all of the Company’s named executive officers designated in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders), however, are not eligible to receive any Company match under the Management Deferral Plan.

The Executive Deferral Plan is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Management Deferral Plan, effective January 1, 2008

99.1	Press release of Covance Inc. dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: October 1, 2007	/s/ William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Management Deferral Plan, effective January 1, 2008

99.1	Press release of Covance Inc. dated September 27, 2007